Exhibit 5.1

March 13, 2024

Kinetik Holdings Inc.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Kinetik Holdings Inc., a Delaware corporation (the “Company”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 13,079,871 shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

We have also participated in the preparation of a prospectus relating to the Common Stock (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Third Amended and Restated Certificate of Incorporation, the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company (formerly known as Altus Midstream Company), (ii) the Registration Statement, (iii) the Prospectus, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement is, and any subsequent amendments (including additional post-effective amendments) are, effective and comply with all applicable laws; (v) all Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any prospectus supplement to the Prospectus; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

March 13, 2024 Page 2

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that: the shares of Common Stock proposed be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.